May 30, 2006

Second Amended Exhibit 3.1

MEMBERS OF THE COMPANY, CAPITAL
CONTRIBUTIONS AND ISSUANCE OF UNITS

1.      Outstanding Units

Members	Class A Units (1)	Class B-1 Units (1)	Class B-2 Units (2)	Class C Units	Percentage Interests (Class B Units only)
USPB	94,680,681	10,664,475	---	---	54.76142%
NBPCo Holdings	31,553,956	3,810,044	---	---	19.5643%
MillerCo	---	2,247,619 (3)	---	---	11.5413%
Miller	---	---	609,524 (4)	---	3.1299%
KleinCo	---	1,123,810 (5)	---	---	5.7707%
TMKCo	---	---	304,762 (6)	---	1.5649%
SmithCo	1,514,286	714,286 (7)	---	---	3.6678%
Total	127,748,923	18,560,234	914,286	---	100.00%

(1)          Initial Capital Contribution with respect to Class A Units and Class B-1 Units is an amount in U.S. Dollars equal to the number of Units of such Class and the number of units issued with respect to the Brawley transaction.

(2)          Initial Capital Contribution with respect to Class B-2 Units is zero.

(3)          Of these Units, 1,104,762 are designated as Management Units, subject to repurchase in accordance with Section 3.7.

(4)          These 609,524 Units are designated as Management Units, subject to repurchase in accordance with Section 3.7.

(5)          Of these Units, 552,381 are designated as Management Units, subject to repurchase in accordance with Section 3.7.

(6)          These 304,762 Units are designated as Management Units, subject to repurchase in accordance with Section 3.7.

(7)          Of these Units, 428,571 are designated as Management Units, subject to repurchase in accordance with Section 3.7.

2.      Units Issuable Pursuant to Deferred Equity Incentive Compensation Agreements

Members	Class A Units	Class C Units
Miller	6,057,143	609,524 (1)
Klein	3,028,571	304,762 (2)

(1)          These 609,524 Units are designated as Management Units, subject to repurchase in accordance with Section 3.7.

(2)          These 304,762 Units are designated as Management Units, subject to repurchase in accordance with Section 3.7.

3.     Capitalization Assuming Full Issuance of Units Subject to Deferred Equity Incentive Compensation Agreements

Members	Class A Units (1)	Class B-1 Units (1)	Class B-2 Units (2)	Class C Units (1)	Percentage Interests (Class B Units only)
USPB	94,680,681	10,664,475	---	---	54.7612%
NBPCo Holdings	31,553,956	3,810,044	---	---	19.5643%
MillerCo	---	2,247,619	---	---	11.5413%
Miller	6,057,143	---	609,524	609,524	3.1299%
KleinCo	---	1,123,810	---	---	5.7707%
Klein	3,028,571	---	---	304,762	0%
SmithCo	1,514,286	714,286	---	---	3.6678%
TMKCo	---	---	304,762	---	1.5649%
Total	136,834,637	18,560,234	914,286	914,286	100.00%

(1)          Initial Capital Contribution, when and as issued, is equal to an amount in U.S. Dollars equal to the number of Units of such Class and the number of units issued with respect to the Brawley transaction.

(2)          Initial Capital Contribution with respect to Class B-2 Units is zero.

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